UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): June 29, 2015

OAKRIDGE INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	1-35640	98-0648307
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7/F., Siu On Centre, 188 Lockhart Road, Wanchai, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)

Tel: +852 8120 7213    Fax: +852 8312 0248

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 29, 2015, Dr. Herbert Ying Chiu Lee ("Dr. Lee") tendered his resignation to resign from all his positions as CEO, President, and Director in Oakridge International Corporation (the “Company”). Dr. Lee has not indicated that his resignation was due to differences or disagreements with the Company’s executive management or Board of Directors.

On the same date, the Board accepted the resignation of Dr. Man Chung Chan (“Dr. Chan”) from his position as member of the Board of Directors, and as Treasurer, Chief Financial Officer and Secretary of Oakridge International Corporation. Dr. Chan has confirmed that he has no disagreement or claim against the Company.

On the same date, the Board appointed Mr. Lit Wai Sun ("Mr. Sun") as President, CEO, Treasurer, CFO, Secretary and Director of the Company. Mr. Sun has worked in the banking industry in Hong Kong for over 20 years in various capacity in the bank including commercial lending, administration and operations. In the most recent 5 years, Mr. Sun has been working mainly as a consultant to businesses in various industries including media and advertising.

The new board member is not a member of any other United States reporting company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2015	OAKRIDGE INTERNATIONAL CORPORATION
By: /s/ Lit Wai Sun
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Name: Lit Wai Sun
Title: President, CEO, Treasurer, CFO, Director and Secretary